                                                                    EXHIBIT 23.2
























                           CONSENT OF BDO SEIDMAN LLP

                                                                    Exhibit 23.2


                    Consent of Independent Public Accountants


Enamelon, Inc.
Yonkers, New York



         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 1997, relating to the consolidated financial statements of Enamelon, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, included in Enamelon, Inc.'s Form 10-KSB for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             BDO SEIDMAN, LLP



New York, New York
February 13, 1998